UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
GOODRX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 6, 2024
May 30, 2024
To Our Stockholders:
This supplement (this “Supplement”) relates to the Definitive Proxy Statement on Schedule 14A filed by
GoodRx Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 25, 2024
(the “Proxy Statement”) in connection with the Company’s 2024 Annual Meeting of Stockholders to be held on June 6,
2024 (the “Annual Meeting”). Since the filing of the Proxy Statement, there have been developments regarding the
Board of Directors of the Company (the “Board”). We are reaching out to you to describe these recent events and to supplement portions of the Proxy Statement, as set forth in this Supplement, which should be read in conjunction with the Proxy Statement in its entirety. Except as specifically discussed below, this Supplement does not otherwise modify or update any other disclosures in the Proxy Statement.
Director Appointment
On May 29, 2024, the Board, upon the recommendation of its Nominating and Corporate Governance
Committee, elected Simon Patterson as a Class II director, effective immediately, to fill the vacancy on the Board created by the March 2024 resignation of Adam Karol. As a Class II director, Mr. Patterson’s term will expire at the
Company’s 2025 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. The Board also appointed Mr. Patterson as a member of the Board’s Nominating and
Corporate Governance Committee. The Board has determined that Mr. Patterson qualifies as “independent” under the rules of The Nasdaq Stock Market LLC. Mr. Patterson will not receive compensation for his service on the Board.
Mr. Patterson, age 51, is a Managing Director at Silver Lake, a global technology investment firm (“Silver
Lake”), which he joined in 2005. Prior to joining Silver Lake, Mr. Patterson was a member of the founding management team of Global Freight Exchange Limited, a logistics software company acquired by Descartes Systems
Group, and worked in various management roles at the Financial Times, a leading news organization. Mr. Patterson serves on the board of directors of several private companies and is a Trustee and Vice Chairman of The Royal
Foundation of The Prince and Princess of Wales and a member of Mark Carney’s Panel of Senior Advisors at
Chatham House. Previously, Mr. Patterson served on the board of directors of various public companies, including
Dell Technologies Inc., a leading technology company, from October 2013 to September 2023, and Tesco plc, a multinational grocery and general merchandise retailer, from April 2016 to June 2022, where he was a member of its audit committee. He also served as a Trustee of the Natural History Museum in London. Mr. Patterson holds an M.A.
from King's College, Cambridge University and an M.B.A. from the Stanford University Graduate School of Business, where he was an Arjay Miller Scholar and received the Alexander Robichek Award for Finance. We believe Mr.
Patterson is qualified to serve on the Board because he has significant financial and management expertise and extensive experience in operating, advising and investing in technology and technology-enabled companies.
The Company is party to that certain Stockholders Agreement, dated as of September 22, 2020 (the
“Stockholders Agreement”), by and among the Company, SLP Geology Aggregator, L.P. (with certain affiliate stockholders, the “Silver Lake Stockholders”), an entity affiliated with Silver Lake, and certain other stockholders of the Company (collectively, together with the Silver Lake Stockholders, the “Sponsor Stockholders”), pursuant to which the Company granted each Sponsor Stockholder certain board designation rights subject to such Sponsor
Stockholder’s ownership of specified percentages of the Company’s common stock. The Silver Lake Stockholders did not exercise their right under the Stockholders Agreement to fill the vacancy created by Adam Karol’s resignation and retain such right to designate one additional director. As discussed above, the Board’s Nominating and Corporate
Governance Committee recommended, and the Board approved, the appointment of Mr. Patterson to fill the Class II vacancy. Except for the applicable matters regarding SLP Geology Aggregator, L.P. and its affiliates disclosed in the
Company’s most recent Definitive Proxy Statement, filed with the SEC on April 25, 2024, there are no transactions in which the Company is a party and in which Mr. Patterson has a material interest subject to disclosure under Item
404(a) of Regulation S-K.
Mr. Patterson has entered into the Company’s standard indemnification agreement for directors and officers, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A
(File No. 333-248465) initially filed by the Company with the SEC on September 14, 2020.
Mr. Patterson does not beneficially own any shares of our Class A common stock or Class B common stock.
Committees of the Board
Following Mr. Patterson’s election to the Board, the current members of each of the Board’s standing committees are as set forth in the following chart:

Name	Audit	Compensation	Compliance	Nominating and Corporate Governance
Christopher Adams		X		Chair
Trevor Bezdek			X	X
Julie Bradley	Chair
Kelly J. Kennedy[1]	X
Gregory Mondre[2]		Chair
Simon Patterson[3]				X
Agnes Rey-Giraud	X		Chair
_________________________________
(1)Ms. Kennedy was appointed to the Board and its Audit Committee, effective December 21, 2023.
(2)Mr. Mondre stepped down as a member of the Nominating and Corporate Governance Committee, effective July 24, 2023.
(3)Mr. Patterson was appointed to our Nominating and Corporate Governance Committee, effective May 29, 2024.
Board Diversity Matrix (as of May 29, 2024)

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I Gender Identity
Directors	3	6	—	—
Part II Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
Impact on Voting at the Annual Meeting
You are not being asked to vote on or ratify the appointment of Mr. Patterson at the Annual Meeting. As a Class
II director, Mr. Patterson is not a nominee for election at the Annual Meeting. Accordingly, this Supplement does not change the proposals to be voted on at the Annual Meeting or the recommendations of the Board with respect to such proposals, in each case, as described in the Proxy Statement. If you have already submitted your proxy, or voted by telephone or Internet, you do not need to take additional action unless you wish to change your vote. If you wish to change your vote, the Proxy Statement contains information on how to change your vote. The form of proxy included in the Company’s Proxy Statement remains valid, and no new proxy cards are being distributed.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the
Annual Meeting. Thank you for your support.
By Order of the Board of Directors,
Gracye Cheng
Secretary
Santa Monica, California